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                                                                     Exhibit 3.5


                    AMENDMENT TO THIRD AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                           MUZAK LIMITED PARTNERSHIP



          Reference is made to the Third Amended and Restated Agreement of Limited Partnership of Muzak Limited Partnership dated as of November 4, 1994 (the "Partnership Agreement") among MLP Acquisition, L.P., as managing general partner, MLP Administration Corp., as administrative general partner, and each of the Limited Partners party thereto. Capitalized terms used but not defined herein shall have the respective meanings provided in the Partnership Agreement.

          The undersigned Managing General Partner and Limited Partners constituting the Majority Vote of the Partners hereby amend the Partnership Agreement to (i) delete the reference in the definition of "Class C-1 Participation Amount" in Article I to the sum "1,429,933" and insert in lieu thereof the sum "1,420,368" and (ii) delete the reference in Section 19.05(a) to the phrase "which has a then Fair Market Value equal to the then Preferred Interest Liquidation Preference" and insert in lieu thereof the phrase "equal to the then Preferred Interest Liquidation Preference divided by $1.75."

          Except as expressly provided herein, the Partnership Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed in one or more counterparts, each of which shall be an original hereof and which together shall constitute one and the same Amendment.


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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 13th day of April, 1996.



                                 MLP ACQUISITION, L.P.
                                 By:  Music Holdings Corp.,
                                      as general partner


                                      By: /s/ Kirk A. Collamer
                                          --------------------
                                          Name:  Kirk A. Collamer
                                          Title: Vice President

                                 MLP ADMINISTRATION CORP.


                                      By: /s/ Kirk A. Collamer
                                          --------------------
                                          Name:  Kirk A. Collamer
                                          Title: Vice President


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